   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 1996
                                                        REGISTRATION NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            _______________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                            _______________________
                             ACCUSTAFF INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           FLORIDA                                               59-3116655
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

             6440 ATLANTIC BOULEVARD, JACKSONVILLE, FLORIDA  32211
                                (904) 725-5574
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

          CAREER HORIZONS, INC. 1990 TERMINAL VALUE STOCK OPTION PLAN
          CAREER HORIZONS 1993 STOCK OPTION AND PERFORMANCE AWARD PLAN
                      (ASSUMED BY ACCUSTAFF INCORPORATED)
                            (FULL TITLE OF THE PLAN)

                            _______________________

                                DEREK E. DEWAN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            ACCUSTAFF INCORPORATED
                            6440 ATLANTIC BOULEVARD
                         JACKSONVILLE, FLORIDA  32211
                                (904) 725-5574
                             (904) 725-8513 (FAX)
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
                            JEFFREY A. ALLRED, ESQ.
                            TIMOTHY MANN, JR., ESQ.
                                 ALSTON & BIRD
                              ONE ATLANTIC CENTER
                          1201 WEST PEACHTREE STREET
                         ATLANTA, GEORGIA  30309-3424
                                (404) 881-7000
                             (404) 881-7777 (FAX)

                            _______________________

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                PROPOSED MAXIMUM         PROPOSED MAXIMUM
     TITLE OF SECURITIES         AMOUNT TO BE    OFFERING PRICE    AGGREGATE OFFERING PRICE (2)     AMOUNT OF
       TO BE REGISTERED         REGISTERED (1)    PER SHARE (2)                                  REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value      2,258,500           $9.20                $20,778,200              $6,296.43
=================================================================================================================

(1) This Registration Statement covers the registration of 11,915 shares that may be issuable under Career Horizons, Inc. 1990 Terminal Value Stock Option plan, 2,246,585 shares that may be issuable under Career Horizons 1993 Stock Option and Performance Award Plan (collectively, the "Plans") and any additional shares that may heretofore become issuable as a result of the adjustment and antidilution provisions of the plans pursuant to Rule 416(a).

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) and based upon the average exercise price at which such outstanding options to purchase shares of the Registrant's Common Stock under the plans may be exercised.

                            INTRODUCTORY STATEMENT

        AccuStaff Incorporated ("AccuStaff") assumed the obligation to issue shares of its common stock, par value $.01 per share ("AccuStaff Common Stock"), upon the exercise of outstanding stock options granted under the Career Horizons, Inc. 1990 Terminal Value Stock Option Plan and Career Horizons 1993 Stock Option and Performance Award Plan (collectively, the "Plans") pursuant to an Agreement and Plan of Merger, dated as of August 25, 1996 (the "Merger Agreement") by and among Career Horizons, Inc. ("Career"), AccuStaff, and Sunrise Merger Corporation, a Delaware corporation and wholly owned subsidiary of AccuStaff ("Newco"), which provides for, among other things, at the effective time of the Merger, (i) the merger of Newco with and into Career (the "Merger"), with Career becoming a wholly owned subsidiary of AccuStaff, and (ii) the conversion of each outstanding share of common stock, par value $.01 per share, of Career ("Career Common Stock") (excluding shares held by Career, AccuStaff or any of their respective subsidiaries) into the right to receive 1.53 shares of AccuStaff Common Stock, with cash being paid in lieu of any fractional share interest.

        Prior to the Merger, shares of Career Common Stock issuable upon exercise of options granted under the Plans were registered by Career under a Registration Statement on Form S-8 (File No. 33-80499).

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by AccuStaff Incorporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(b) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, and the following Current Reports on Form 8-K: Form 8-K/A dated July 2, 1995; Form 8-K/A dated October 31, 1995; Form 8-K/A dated December 13, 1995; Form 8-K dated January 2, 1996; Form 8-K/A dated January 2, 1996; Form 8-K dated January 3, 1996; Form 8-K dated February 19, 1996; Form 8-K/A dated February 19, 1996; Form 8-K dated February 20, 1996; Form 8-K dated June 19, 1996; Form 8-K/A dated June 19, 1996; Form 8-K dated August 25, 1996; Form 8-K dated September 16, 1996; and Form 8-K dated September 16, 1996.

(c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated July 5, 1994, filed pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

   All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

The legality of the issuance of the securities being registered hereby has been passed upon by the law firm of Alston & Bird, counsel for the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Article 10 of the Company's Bylaws requires the Company to indemnify a present or former director of the Company for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, under the Florida Business Corporations Act (the "Florida Act") no indemnification may be made with respect to any matter as to which the actions of such director shall have been adjudged to constitute (i) a violation of criminal law unless the individual had reasonable cause to believe his conduct was lawful or had no reason to believe his conduct was unlawful; (ii) a transaction from which the individual derived an improper personal benefit; (iii) a circumstance under which the liability provisions of
Section 607.0834 of the Florida Act, which relates to unlawful distribution of company assets, as presently or hereinafter enacted, are applicable; or (iv) willful misconduct or conscious disregard of the best interests of the corporation in certain proceedings. Moreover, in the case of actions brought by or in the right of the corporation, indemnification may be made if the person acted in good faith, and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the corporation; provided, however, that no indemnification may be made for any claim, issue or matter as to which such person shall have been adjudged to be liable, unless, and only to the extent that, the court in which the judgment was made or another court of competent jurisdiction determines that such person is entitled to indemnification.

         The Company has also entered into agreements with each of its current directors and executive officers pursuant to which it is obligated to indemnify those persons to the fullest extent authorized by law and to advance payments to cover defense costs against an unsecured obligation to repay such advances if it is ultimately determined that the recipient of the advance is not entitled to indemnification. The indemnification agreements provide that no indemnification or advancement of expenses shall be made (a) if a final adjudication establishes that the indemnification actions or omissions were material to the cause of certain adjudicated and constitute (i) a violation of criminal law (unless the indemnitee had reasonable cause to believe that his actions were lawful), (ii) a transaction from which the indemnitee derived an improper personal benefit, (iii) an unlawful distribution or dividend within the Florida Act, or (iv) willful misconduct or a conscious disregard for the joint interests of the Company in a derivative or shareholder action, (b) for liability under Section 16(b) of the Exchange Act, or (c) if a final decision by a court having jurisdiction in the matter determines that indemnification is not lawful.

         In addition, pursuant to the authority of Florida law, the Articles of Incorporation of the Company also eliminates the monetary liability of directors to the fullest extent permitted under Florida law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.  EXHIBITS

4.1 Articles of Incorporation, as amended (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-24484)).

4.2 Bylaws (incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-79906)).

4.3 Career Horizons, Inc. 1990 Terminal Value Stock Option Plan, as amended (assumed by AccuStaff Incorporated).

4.4 Form of Stock Option Agreement pursuant to Career Horizons, Inc. 1990 Terminal Value Stock Option Plan.

4.5 Career Horizons 1993 Stock Option and Performance Award Plan, as amended (assumed by AccuStaff Incorporated).

4.6 Form of Non-Qualified Stock Option Agreement pursuant to Career Horizons 1993 Stock Option and Performance Award Plan.

4.7 Form of Incentive Stock Option Agreement pursuant to Career Horizons 1993 Stock Option and Performance Award Plan.

5.1 Opinion of Alston & Bird, counsel to the Registrant, as to legality of securities being registered.

23.1     Consent of Coopers & Lybrand L.L.P.

23.2     Consent of McGladrey & Pullen, LLP.

23.3     Consent of Bertram, Vallez, Kaplan & Talbot, LTD.

23.4     Consent of Stradtler, Rosenblum & Saris.

23.5     Consent of Nyhan & Mazza, P.C.

23.6     Consent of Dennis I. Berner, C.P.A.

23.7     Consent of Beers & Cutler PLLC.

23.8     Consent of Alston & Bird (included as part of Exhibit 5.1).

23.9     Power of Attorney (contained on signature page of this filing).

ITEM 9.  UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 13, 1996.


                               ACCUSTAFF INCORPORATED


                               By:  /s/ Derek E. Dewan
                                    ------------------
                                    Derek E. Dewan,
                                    Chairman of the Board, President and
                                    Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his name or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     /s/ Derek E. Dewan              Chairman of the Board,    November 13, 1996
------------------------------       President and Chief
     Derek E. Dewan                  Executive Officer
                                     (principal executive
                                     officer)


     /s/ Michael D. Abney            Senior Vice President,    November 13, 1996
------------------------------       Chief Financial Officer
     Michael D. Abney                and Assistant Secretary
                                     (principal financial
                                     officer)


     /s/ Sean D. Mann                Controller (principal     November 13, 1996
------------------------------       accounting officer)
     Sean D. Mann


     /s/ John K. Anderson, Jr.       Director                  November 13, 1996
------------------------------
     John K. Anderson, Jr.

     /s/ T. Wayne Davis              Director                  November 13, 1996
------------------------------
     T. Wayne Davis


     /s/ Stephen A. Hoffmann         Director                  November 13, 1996
--------------------------------
     Stephen A. Hoffmann


                                     Director                  November _, 1996
------------------------------
     Delores P. Kesler


     /s/ William H. Thumel, Jr.      Director                  November 13, 1996
-----------------------------------
     William H. Thumel, Jr.

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                  DESCRIPTION OF EXHIBIT                                      PAGE
 ------                  ----------------------                                      ----
  4.1     Articles of Incorporation, as amended (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1995 (File No. 0-24484)).

  4.2     Bylaws (incorporated by reference to the Company's Registration
          Statement on Form S-1 (No. 33-79906)).

  4.3 Career Horizons, Inc. 1990 Terminal Value Stock Option Plan, as amended (assumed by AccuStaff Incorporated).

  4.4     Form of Stock Option Agreement pursuant to Career Horizons, Inc. 1990
          Terminal Value Stock Option Plan.

  4.5 Career Horizons 1993 Stock Option and Performance Award Plan, as amended (assumed by AccuStaff Incorporated).

  4.6     Form of Non-Qualified Stock Option Agreement pursuant to Career
          Horizons 1993 Stock Option and Performance Award Plan.

  4.7     Form of Incentive Stock Option Agreement pursuant to Career Horizons
          1993 Stock Option and Performance Award Plan.

  5.1 Opinion of Alston & Bird, counsel to the Registrant, as to legality of securities being registered.

 23.1     Consent of Coopers & Lybrand L.L.P.

 23.2     Consent of McGladrey & Pullen, LLP.

 23.3     Consent of Bertram, Vallez, Kaplan & Talbot, LTD.

 23.4     Consent of Stradtler, Rosenblum & Saris.

 23.5     Consent of Nyhan & Mazza, P.C.

 23.6     Consent of Dennis I. Berner, C.P.A.

 23.7     Consent of Beers & Cutler PLLC.

 23.8     Consent of Alston & Bird (included as part of Exhibit 5.1).

 23.9     Power of Attorney (contained on signature page of this filing).